Earnings Call Presentation – 3Q 2021 Third Quarter 2021 Earnings October 28, 2021

Earnings Call Presentation – 3Q 2021 Cautionary Statements Regarding Forward-Looking Information This presentation may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts. Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this presentation. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those factors listed in periodic reports filed by Kemper Corporation with the Securities and Exchange Commission (“SEC”). The COVID-19 outbreak and subsequent global pandemic (“Pandemic”) is an extraordinary event that creates unique uncertainties and risks. Kemper cannot provide any assurances as to the impacts of the Pandemic and related economic conditions on the Company’s operating and financial results. No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this presentation, including any such statements related to the Pandemic. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures that the company believes are meaningful to investors. Non-GAAP financial measures have been reconciled to the most comparable GAAP financial measure. Preliminary Matters 2

Earnings Call Presentation – 3Q 2021 Deliver low double-digit ROE2 over time Create Long-Term Shareholder Value Leverage competitive advantages to grow returns and BVPS1 over time ¹ Book value per share 2 Return on equity Sustainable competitive advantages and build core capabilities Growing returns and book value per share over time Diversified sources of earnings; Strong capital/liquidity positions; Disciplined approach to capital management Consumer-related businesses with opportunities that: • Target specialty markets • Have limited, weak or unfocused competition • Require unique expertise (underwriting, claim, distribution, analytics and other) Strategic focus: 3

Earnings Call Presentation – 3Q 2021 Third Quarter 2021 Highlights Pandemic re-opening and Delta variant create margin headwinds Taking measures to adapt to current environment and return to target profitability • Earned premium increased 12%, as reported, and 4%, as adjusted • Auto frequency and severity up 18%-20% and 8%-10%, respectively; proactively seeking rate • Historically high Life persistency; COVID-related mortality re-emerged with Delta variant 3rd Quarter Overview Environmental pressures challenged 3Q21 financial results • Net loss of $75 million ($1.18 per share), as reported, or $69 million ($1.08 per share), as adjusted • Adjusted consolidated net operating loss1 of $76 million ($1.19 per share), as reported, or $69 million ($1.08 per share), as adjusted • 2% ROAE2, 3% ROAE2 excluding net unrealized gains on fixed maturities and goodwill1 • Generated $504 million of operating cash flow over the trailing 12 months Shareholder Value Creation ¹ Non-GAAP financial measure; please see reconciliation in appendix on pages 20-29; 2 Return on average shareholders’ equity (5-point average); 3 As adjusted for acquisition; see reconciliation on Pages 20-29; 4 Normalized for premium credits; 5 Personal Injury Protection Strong capital and liquidity enables us to navigate environmental challenges • Holding company remains a source of strength for subsidiaries, with more than $1 billion of liquidity • Debt-to-capital ratio of 21.3% is within target range of 17-22% Capital Management and Financial Strength 4

Earnings Call Presentation – 3Q 2021 Focus is on restoring profitability and positioning businesses for growth in 2023 Third Quarter Financial Highlights Environmental headwinds impacting profitability and TBVPS growth As Reported As Adjusted1 Quarter Ended Quarter Ended (Dollars in millions, except per share amounts) Sept 30, 2021 Sept 30, 2020 Sept 30, 2021 Sept 30, 2020 Net Income (Loss) $(75) $122 $(69) $140 Net Income (Loss) – Per Diluted Share $(1.18) $1.83 $(1.08) $2.10 Adjusted Consolidated Net Operating Income (Loss)1 $(76) $91 $(69) $107 Adj. Consolidated Net Op. Income (Loss) – Per Diluted Share1 $(1.19) $1.36 $(1.08) $1.60 Catastrophe Losses $33 $67 AAC goodwill diluted TBVPS by $3.11 Tangible Book Value Per Common Share excluding unrealized gains1 $36.33 $39.60 Return on Avg. Tangible Common Equity1 3.2% 17.9% Dividend Paid to Shareholders Per Share $0.31 $0.30 Specialty PIF growth (ex. Classic Car) 17.8% 7.6% 4.3% 6.5% 5 ¹ Non-GAAP financial measure; please see reconciliation in appendix on pages 20-29

Review of Net Operating Income

3Q21 financial results pressured by environmental challenges

Dollars per Unrestricted Share - Diluted	Three Months Ended, As Reported Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Variance QoQ
Net Income (Loss)	**$ (1.18)**	**$ (0.97)**	**$ 1.85**	**$ 1.46**	**$ 1.83**	**(3.01)**
(Income) Loss from Change in FV of Equity & Convertible Securities	0.01	(0.50)	(0.62)	(0.86)	(0.53)	0.54
Investment Related (Gains)/Losses	(0.13)	(0.24)	(0.16)	-	(0.12)	(0.01)
Net Impairment Losses	0.01	0.04	0.05	(0.01)	0.01	-
Acquisition Related Transaction, Integration & Other Costs	0.10	0.13	0.19	0.24	0.17	(0.07)
Debt Extinguishment, Pension and Other Charges	-	-	-	0.76	-	-
Adj. Consolidated Net Operating Income (Loss)[1]	**(1.19)**	**(1.54)**	**1.31**	**1.59**	**1.36**	**(2.55)**
Sources of Volatility:						
Income (Loss) After-Tax From:						
Catastrophes	(0.40)	(0.43)	(0.33)	(0.07)	(0.80)	0.40
Solar Investment	0.11	0.01	0.20	0.05	-	0.11
Prior-year Reserve Development	(0.31)	(1.01)	-	(0.10)	(0.10)	(0.21)
Alternative Investment Income	0.27	0.38	0.32	0.27	0.12	0.15
Impact of Purchase Accounting	(0.10)	(0.15)	(0.03)	(0.05)	(0.05)	(0.05)
Total from Sources of Volatility	$ (0.43)	$ (1.20)	$ 0.16	$ 0.10	$ (0.83)	$ 0.40

Notable 3Q21 items:

- Auto frequency and severity up 18% - 20% and 8% - 10%, respectively
- Atypical second surge in Florida litigation following recent PIP-related court decision: $25 million
- Excess Life benefit costs: Excess deaths $7 - $8 million, greater persistency $3 - $4 million

Restoration activities expected to persist through 2022

[1] *Non-GAAP financial measure; see reconciliation in appendix pages 20-29*

KEMPER

Earnings Call Presentation – 3Q 2021 | 6

Earnings Call Presentation – 3Q 2021 Environmental Factors Pressuring Capital Generation & Returns Total Adjusted Return of BVPS Ex. Unrealized Gains on Fixed Maturities and Goodwill Return on Shareholders’ Equity 2016 2017 2018 2019 2020 1Q21 2Q21 3Q21 Book Value Per Share ex. Goodwill and Unrealized¹ Cumulative Dividends Per Share Paid $31.21 $31.10$29.66 $40.27 $42.37 $46.76 $48.29 $43.50 1.1% 8.0% 11.4% 24.7% 16.3% 18.1% 10.8% 3.2% 0.9% 6.6% 8.3% 16.3% 11.3% 12.6% 7.5% 2.2% 2016 2017 2018 2019 2020 1Q21 2Q21 3Q21 ROATCE ROE ex. Unrealized Gains on Fixed Maturities Growth 43% • AAC goodwill diluted TBVPS by $3.11 • Infinity transaction diluted TBVPS by $3.84 • ROATCE measure captures investors compensation on tangible equity ¹ Non-GAAP financial measure; please see reconciliation in appendix on pages 20-29 2 Return on average tangible common equity (rolling 5 point avg.); please see reconciliation in appendix on pages 20-29 3 Return on average shareholder’s equity excluding unrealized gains on fixed maturities (rolling 5 point avg.); please see reconciliation in appendix on pages 20-29 2 3 7 Infinity Acq Closed 7/18 AAC Acq Closed 4/21

Earnings Call Presentation – 3Q 2021 27.6% 21.9% 23.0% 16.4% 20.4% 21.3% 2016 2017 2018 2019 2020 3Q21 Debt-to-Capital <30% Strong Balance Sheet with Well-Funded Insurance Entities Significant capital and liquidity positions Debt Cash Flow from Operating Activities $2.7B $4.8B$4.0B$2.7B Total Capitalization Parent Company Liquidity Risk-Based Capital Ratios $299 $197 $101 $207 $733 $331 $385 $385 $540 $660 $700 $704 2016 2017 2018 2019 2020 3Q21 Borrowings Available Under Credit Agreement & from Subs HoldCo Cash & Investments (M M ) 415 430 410 355 340 315335 290 285 365 330 240 2016 2017 2018 2019 2020 3Q21 Life & Health P&C (ex. AU & AACC) (% ) $684 $867 $641$582 (M M ) $241 $241 $539 $534 $448 $504 2016 2017 2018 2019 2020 3Q21 TTM $1,433 $5.7B Capital and liquidity positions enable us to navigate environment and position business for success $5.3B 8 $1,035

Earnings Call Presentation – 3Q 2021 4.2% 4.5% 4.5% 5.0% 4.4% 3Q20 4Q20 1Q21 2Q21 3Q21 52% 18% 5% 7% 6% 3% 9% Other States/ Munis 66% 29% 4% 1% Diversified & Highly-Rated Portfolio Fixed Maturity Ratings $7.9 Billion A or Higher ≤ CCC B / BB BBB Diversified Portfolio with Consistent Returns Note: Charts may not balance due to rounding ¹ Equity securities excludes $337 million of Other Equity Interests of LP/LLC’s that have been reclassified into Alternative Investments • Portfolio continues to provide stable net investment income - 4.4% PTE annualized book yield • Investment portfolio is designed for growth of both income and total return • Stable investment income supports long- term business objectives $81 $81 $76 $82 $80 $11 $22 $27 $32 $22 3Q20 4Q20 1Q21 2Q21 3Q21 Core Portfolio Alternative Inv. Portfolio Net Investment Income¹ (M M ) $92 $102$114$103$103 Overview Corporates Short-term Alternatives¹ Equity¹ U.S. Gov’t Portfolio Composition Pre-Tax Equiv. Annualized Book Yield $10.4 Billion 9

Earnings Call Presentation – 3Q 2021 Environmental Challenges Impacting P&C Segments Re-opening and other factors are continuing to drive up frequency and severity 10 Impacts on Current Accident Year • Frequency up 18% - 20% vs 3Q’20 (low due to Pandemic shut-downs) - QTD August’21 miles driven up 10%1 vs QTD August‘20 - Driving patterns shifted from pre-Pandemic norms (time of day, duration and distance of trips) • Severity up 8% - 10% vs 3Q’20 - Supply chain issues (i.e., parts, supplies and rental cars) - Labor shortages (i.e., understaffed auto body shops increasing repair time and wages) - Social inflation expanding into lower limit policies during Pandemic reduced frequency Specialty Auto Prior Year Reserve Development Details • Florida Personal Injury Protection (~$25 million) - Driven by recent Florida court decisions (5-year statute of limitations impacts multiple policy years) - Significant Florida PIP-related court decisions typically result in a single surge of litigation activity; atypical second surge emerged in this instance 3Q21 earnings adversely impacted by continued environmental factors; proactive corrective actions remain in place ¹ US DOT Federal Highway Administration

Earnings Call Presentation – 3Q 2021 (10.0)% (8.0)% (6.0)% (4.0)% (2.0)% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0 % Significant, rapid drop in loss trend Implementing Pricing and Underwriting Actions to Combat Trend Actions take time to earn into financials | illustrative earned rate vs. trend comparison 11 Time (Not to Scale) Ea rn e d R at e a n d L o ss T re n d ( N o t to S ca le ) Target margins return when combination of earned rate and other underwriting actions exceed loss trend Δ Earned Rate Loss Trend (frequency & severity) Pre-Pandemic Lockdowns Re-Opening / Future Rate filed Rate to zero Predictable loss trend offset by rate Significant, rapid rise in loss trend Prior to 2020 2Q 2020 – 1Q 2021 Current+ Rate earning-in ILLUSTRATIVE LOSS TREND vs. RATE CYCLE Rate meeting / exceeding loss trend

Specialty Property & Casualty Segment[1]

Environmental challenges pressuring profitability

Key Highlights

- Re-opening leading to significant increases in underlying combined ratio[2]
- Corrective actions in progress
- Expect to file for rate in most programs by year-end
- Earned rate expected to increase throughout 2022 and 2023 to align premium with loss cost trends

Specialty PPA (Rate Change Activity Since 2Q21)

	Rate Actions[3]				Overall Impact	
	Filed		Effective[4]		Written	Earned
	% Prem Impacted	*Wtd Ave Rate*	*% Prem Impacted*	*Wtd Ave Rate*	Cumulative Impact on Specialty Personal Auto Book	
2Q 2021	6%	0%	6%	0%	0.0%	0.0%
3Q 2021	34%	3%	34%	3%	1.8%	0.1%
4Q 2021	~38%	~6%	~37%	~6%	~3.4%	~0.5%

Key Metrics *($ in millions)*	3Q'21	3Q'20	Change vs 3Q'20
Earned Premiums	$1,028	$964	6.7%
Underlying Loss & LAE Ratio[2]	89.9%	67.6%	22pts
Underlying Expense Ratio[2]	18.0%	18.0%	0pts
Policies In-Force (000)	2,239	2,159	3.7%
PIF ex. Classic Car (000)	2,236	2,143	4.3%



(%)
Underlying Combined Ratio[2]
85.6
88.8
90.4
89.2
92.5
92.5
105.9
99.3
107.9
102.3
3Q20
4Q20
1Q21
2Q21
3Q21
QTD
YTD

Positioned to navigate challenging environment and return to long-term profitability targets

KEMPER

[1] *As adjusted for acquisition; see reconciliation on Pages 20-29;*
[2] *Non-GAAP financial measure; see reconciliation in appendix on pages 20-29; excludes impact of purchase accounting*
[3] *Represents the percent of total book impacted in the quarter and the weighted average rate of actual filings;* [4] *Period rate goes into effect*

Earnings Call Presentation – 3Q 2021 | 12

Preferred Property & Casualty Insurance Segment

Environmental challenges pressuring profitability amid repositioning

Key Highlights

- Underlying combined ratio[1] in segment increased to 102% for the quarter
  - Largely driven by re-opening auto frequency and severity trends
- Primary focus remains on restoring profitability
- Hurricane Ida impacted pre-tax operating loss by ~$9 million

Key Metrics ($ in millions)	3Q'21	3Q'20	Change vs 3Q'20
Auto			
Earned Premiums	$103	$111	(7.2)%
Policies In-Force (000)	208	224	(6.9)%
Home & Other			
Earned Premiums	$61	$64	(4.4)%
Policies In-Force (000)	216	218	(1.2)%

Preferred Personal Auto (Rate Change Activity Since 2Q21)

	Rate Actions[2]				Overall Impact	
	Filed		Effective[3]		Written	Earned
	% Prem Impacted	*Wtd Ave Rate*	*% Prem Impacted*	*Wtd Ave Rate*	Cumulative Impact on Preferred Personal Auto Book	
2Q 2021	12%	2%	12%	1%	0.0%	0.0%
3Q 2021	39%	4%	31%	6%	1.6%	0.1%
4Q 2021	~57%	~13%	~31%	~6%	~3.9%	~0.4%

Underlying Combined Ratio[1]



(%)
96.8
80.4
3Q20
103.1
77.6
4Q20
97.6
78.8
1Q21
111.3
89.1
2Q21
114.6
81.5
3Q21
Auto
Home & Other

Profitability impacted by frequency and severity challenges associated with re-opening from Pandemic

[1] Non-GAAP financial measure; please see reconciliation in appendix on pages 20-29
[2] Represents the percent of total book impacted in the quarter and the weighted average rate of actual filings;
[3] Period rate goes into effect

KEMPER
Earnings Call Presentation – 3Q 2021 | 13

Earnings Call Presentation – 3Q 2021 Life & Health Insurance Segment Delta variant increased Life benefit costs to near pandemic high Note: Chart may not balance due to rounding ¹ Excludes other income and solar credit impairment (M M ) • Life claim activity mirroring national mortality trends; subsided in 2Q21 but re-emerged with Delta variant in 3Q21 • Life Earned Premium increased $5.2M (5%) in Q3’21 to $101.5M, due to cumulative persistency improvement - Persistency remained elevated and remains above pre-Pandemic levels (2016-2019) - Annualized life new business sales remain above historical levels • Hurricane Ida negatively impacted earnings contributing to the $5.7 million pre-tax catastrophe losses Key Highlights $161 $162 $161 $164 $164 $51 $53 $51 $52 $48 3Q20 4Q20 1Q21 2Q21 3Q21 Revenues1 Earned Premiums Net Investment Income $213$212$215$211 $217 Improved Life persistency and strong new business sales position business for long-run profitability 14 Key Metrics ($ in millions) 3Q’21 3Q’20 Change vs 3Q’20 L&H Net Operating Income $3 $12 (77.0)% Life Face Value of In-Force $20,415 $19,776 3.2% Policies In-Force (000) 3,320 3,379 (1.7)%

Earnings Call Presentation – 3Q 2021 Appendix 15

A Leading Specialized Insurer

Taking advantage of a diversified portfolio of niche businesses….

KEMPER

Founded in 1990 and headquartered in Chicago, with subsidiaries writing policies since 1911

~$15B	~6.6M	~36,700	~10,100
Assets	Policies	Agents/Brokers	Employees

KEMPER Auto

Specialty P&C insurance providing personal and commercial automobile insurance products

KEMPER Personal Insurance

Preferred personal lines insurance providing preferred automobile, homeowners and other personal insurance products

KEMPER Life & Health

Life and health insurance providing life, supplemental benefits, and other property insurance products

….to create value for all our stakeholders

KEMPER
Earnings Call Presentation – 3Q 2021 | 16

Earnings Call Presentation – 3Q 2021 Capital Deployment Priorities Dedicated to being good stewards of capital Management and capital deployment priorities focused on maximizing shareholder value 1. Investment in the business • Fund profitable organic growth at appropriate risk-adjusted returns • Strategic investments and acquisitions that enhance the business and meet or exceed our ROE targets over time 2. Return capital to shareholders • Repurchase shares opportunistically • Maintain competitive dividends 17

Earnings Call Presentation – 3Q 2021 Solar Energy Investment: In Line with Environmental Impact Goals $100 million commitment to solar energy partnership investment generating attractive returns 18 • In conjunction with Sunrun, invested in a diversified basket of residential solar energy projects • Opportunity to provide renewable energy solutions for homeowners that benefits the environment • Expect to earn an attractive return that will primarily be recognized as tax credits / deductions as well as operating cash flows - Due to tax profile of transaction, this investment needs to be evaluated on after-tax basis • Majority of financial benefits will be recognized over the next two years - Will reduce our Effective Tax Rate over next two years - Largest impact is expected to have taken place in 1Q’21 Reporting on Income Statement Line Items Continue to optimize our capital management through investments with attractive returns and cash flows Key Metrics ($ in millions, except per share data) 4Q’20 1Q’21 2Q’21 3Q’21 Cumulative Revenue Reduction $ -- $15.4 $7.7 $23.8 $46.9 Per Share $ -- $(0.23) $(0.12) $(0.37) $(0.72) Tax Credit / Deductions $3.2 $28.6 $8.6 $30.6 $71.0 Per Share $0.05 $0.43 $0.13 $0.48 $1.09 Net Benefit $3.2 $13.2 $0.9 $6.8 $24.1 Per Share $0.05 $0.20 $0.01 $0.11 $0.37

Earnings Call Presentation – 3Q 2021 2021 Reinsurance Program Both programs were renewed with no significant change • Policy placed at 1/1/21 similar to prior three years • Total coverage: 95% of $225 million in excess of $50 million Catastrophe Reinsurance Program (Multi-Year) • Same coverage as 2020 program • Intended to reduce volatility from high- frequency, low severity events • Coverage – $50 million in excess of $60 million – $500k deductible per storm – Perils: All perils, excluding named storms (e.g., hurricanes) and earthquakes – Covered Line: Property, Fire and Dwelling Aggregate Catastrophe Program 2021 Aggregate Catastrophe Reinsurance Program 19 Retention 3-Year Term Placed 1/1/20 $100M xs $150M 31.67% Placed 3-Year Term Placed 1/1/21 $100M xs $150M 31.67% Placed* 3-Year Term Placed 1/1/20 $100M xs $50M 31.67% Placed 3-Year Term Placed 1/1/21 $100M xs $50M 31.67% Placed* 3-Year Term Placed 1/1/19 $100M xs $50M 31.67% Placed Retention 100% of first $50M R e te n tio n 5 % o f $ 2 2 5 M xs $ 5 0 M 3-Year Term Placed 1/1/19 $100M xs $150M 31.67% Placed 1-Year Term Placed 1/1/21 $25M xs $250M 95% Placed *4% was placed on an annual basis through Reinsurance Facilities

Non-GAAP Financial Measures

Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders' equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Goodwill is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders' equity after excluding the after-tax impact of net unrealized gains on fixed income securities and goodwill by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trends in book value per share excluding the after-tax impact of net unrealized gains on fixed income securities and goodwill in conjunction with book value per share to identify and analyze the change in net worth excluding goodwill attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

	For the Periods Ended								
	3Q'21	2Q'21	1Q'21	4Q'20	3Q'20	2019	2018	2017	2016
Book Value Per Share	$ 65.22	$ 67.67	$ 66.74	$ 69.74	$ 66.47	$ 59.59	$ 47.10	$ 41.11	$ 38.52
Less: Net Unrealized Gains on Fixed Maturities Per Share	(8.28)	(9.28)	(6.74)	(11.07)	(9.84)	(6.51)	(1.70)	(5.54)	(3.52)
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities	$ 56.94	$ 58.39	$ 60.00	$ 58.67	$ 56.63	$ 53.08	$ 45.40	$ 35.57	$ 35.00
Less: Goodwill	(20.61)	(20.62)	(17.13)	(17.02)	(17.03)	(16.72)	(17.18)	(6.28)	(6.30)
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Goodwill	$ 36.33	$ 37.77	$ 42.87	$ 41.65	$ 39.60	$ 36.36	$ 28.22	$ 29.29	$ 28.70

KEMPER

Earnings Call Presentation – 3Q 2021 | 20

Earnings Call Presentation – 3Q 2021 Return on Equity Non-GAAP Financial Measures 21 3Q'21 2Q'21 1Q'21 4Q'20 3Q'20 2019 2018 2017 2016 Rolling 12 Month Return on Average Shareholders' Equity (5 Point Avg) 1.9% 6.4% 11.1% 9.8% 10.8% 14.8% 7.7% 5.9% 0.8% Less: Net Unrealized Gains on Fixed Maturities 0.3% 1.1% 1.5% 1.5% 1.5% 1.5% 0.6% 0.7% 0.1% Rolling 12 Month Return on Average Shareholders' Equity Excluding Net Unrealized Gains on Fixed Maturities (5 Point Avg) 2.2% 7.5% 12.6% 11.3% 12.3% 16.3% 8.3% 6.6% 0.9% Less: Goodwill 1.0% 3.3% 5.5% 5.0% 5.6% 8.4% 3.1% 1.4% 0.2% Rolling 12 Month Return on Average Shareholders' Equity Excluding Net Unrealized Gains on Fixed Maturities and Goodwill (5 Point Avg) 3.2% 10.8% 18.1% 16.3% 17.9% 24.7% 11.4% 8.0% 1.1% For the Periods Ended

Earnings Call Presentation – 3Q 2021 Kemper believes that Adjusted Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from Change in Fair Value of Equity and Convertible Securities, Net Realized Gains on Sales of Investments and Impairment Losses related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition Related Transaction and Integration Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Debt Extinguishment, Pension and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions are made by the Company, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends. Non-GAAP Financial Measures 22

Non-GAAP Financial Measures

Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss) attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Income (Loss) Per Unrestricted Share.

Kemper believes that Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income from change in fair value of equity and convertible securities, net realized gains on sales of investments, impairment losses related to investments, acquisition related transaction, integration and other costs and loss from early extinguishment of debt included in Kemper's results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company's investments, the timing of which is unrelated to the insurance underwriting process.

	For the Three Months Ended				
Per Unrestricted Share	3Q21	2Q21	1Q21	4Q20	3Q20
Net Income (Loss) - Diluted	$ (1.18)	$ (0.97)	$ 1.85	$ 1.46	$ 1.83
Net (Income) Loss From:					
Change in Fair Value of Equity & Convertible Securities	0.01	(0.50)	(0.62)	(0.86)	(0.53)
Net Realized Gains on Sales of Investments	(0.13)	(0.24)	(0.16)	-	(0.12)
Impairment Losses	0.01	0.04	0.05	(0.01)	0.01
Acquisition Related Transaction, Integration and Other Costs	0.10	0.13	0.19	0.24	0.17
Debt Extinguishment, pension and other charges	-	-	-	0.76	-
Adj. Consolidated Net Operating Income (Loss) - Diluted	$ (1.19)	$ (1.54)	$ 1.31	$ 1.59	$ 1.36

KEMPER

Earnings Call Presentation – 3Q 2021 | 23

Earnings Call Presentation – 3Q 2021 Underlying Combined Ratio is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio. The Company believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in the Company’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on the combined ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of our insurance products in the current period. The Company believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing the Company’s underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business. Non-GAAP Financial Measures 24

Non-GAAP Financial Measures

Underlying Combined Ratio – Continued

	For the Three Months Ended				
	3Q21	2Q21	1Q21	4Q20	3Q20
Specialty P&C Insurance					
Combined Ratio as Reported	111.6%	116.1%	93.5%	91.7%	86.3%
Current Year Catastrophe Loss and LAE Ratio	(0.3%)	(0.8%)	(0.2%)	(0.6%)	(0.2%)
Prior Years Non-Catastrophe Losses and LAE	(2.4%)	(8.0%)	0.2%	0.2%	(0.2%)
Prior Years Catastrophe Losses and LAE Ratio	0.0%	0.0%	0.0%	0.0%	0.0%
Underlying Combined Ratio	108.9%	107.3%	93.5%	91.3%	85.9%
Preferred P&C Insurance					
Combined Ratio as Reported	116.6%	118.9%	105.4%	96.2%	129.9%
Current Year Catastrophe Loss and LAE Ratio	(14.3%)	(14.8%)	(14.8%)	3.1%	(35.5%)
Prior Years Non-Catastrophe Losses and LAE	0.0%	(3.1%)	(0.1%)	(5.6%)	(3.6%)
Prior Years Catastrophe Losses and LAE Ratio	(0.1%)	2.1%	0.2%	(0.1%)	(0.1%)
Underlying Combined Ratio	102.2%	103.1%	90.7%	93.6%	90.7%
Preferred Auto					
Combined Ratio as Reported	117.4%	117.3%	99.5%	112.3%	103.5%
Current Year Catastrophe Loss and LAE Ratio	(2.6%)	(2.7%)	(0.6%)	(0.4%)	(1.6%)
Prior Years Non-Catastrophe Losses and LAE	(0.1%)	(3.5%)	(1.2%)	(9.2%)	(5.3%)
Prior Years Catastrophe Losses and LAE Ratio	(0.1%)	0.2%	(0.1%)	0.4%	0.2%
Underlying Combined Ratio	114.6%	111.3%	97.6%	103.1%	96.8%
Preferred Home & Other					
Combined Ratio as Reported	115.2%	121.8%	115.7%	68.6%	175.6%
Current Year Catastrophe Loss and LAE Ratio	(33.9%)	(35.8%)	(39.5%)	9.2%	(94.1%)
Prior Years Non-Catastrophe Losses and LAE	0.2%	(2.3%)	1.9%	0.6%	(0.6%)
Prior Years Catastrophe Losses and LAE Ratio	0.0%	5.4%	0.7%	(0.8%)	(0.5%)
Underlying Combined Ratio	81.5%	89.1%	78.8%	77.6%	80.4%

KEMPER
Earnings Call Presentation – 3Q 2021 | 25

Earnings Call Presentation – 3Q 2021 As Adjusted for Acquisition amounts are non-GAAP financial measures. Subsequent to the applicable acquisitions, the As Adjusted for Acquisitions amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. The Company believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons. Non-GAAP Financial Measures 26

Non-GAAP Financial Measures

As Adjusted for Acquisition – Continued

Consolidated Financial Highlights

($ in millions, except per share data)	Three Months Ended				
	30-Sep-21	**30-Jun-21**	**31-Mar-21**	**31-Dec-20**	**30-Sep-20**
Earned Premiums					
Kemper - GAAP As Reported	$ 1,356.1	$ 1,337.7	$ 1,200.8	$ 1,214.0	$ 1,206.5
AAC - Prior to Acquisition	-	-	87.9	91.2	92.6
As Adjusted [1]	$ 1,356.1	$ 1,337.7	$ 1,288.7	$ 1,305.2	$ 1,299.1
Net Income (Loss)					
Kemper - GAAP As Reported	$ (75.3)	$ (62.6)	$ 123.2	$ 97.5	$ 122.3
AAC - Prior to Acquisition	-	-	6.1	16.9	14.4
Less: Impact of Purchase Accounting	(6.7)	(10.1)	(1.8)	(3.2)	(3.2)
As Adjusted [1]	$ (68.6)	$ (52.5)	$ 131.1	$ 117.6	$ 139.9
As Adjusted [1] - Per Diluted Share	*$ (1.08)*	*$ (0.82)*	*$ 1.97*	*$ 1.77*	*$ 2.10*
Adjusted Consolidated Net Operating Income (Loss)					
Kemper - GAAP As Reported	$ (75.8)	$ (99.4)	$ 87.2	$ 105.8	$ 90.9
AAC - Prior to Acquisition	-	-	12.3	9.5	12.4
Less: Impact of Purchase Accounting	(6.7)	(10.1)	(1.8)	(3.2)	(3.2)
As Adjusted [1]	$ (69.1)	$ (89.3)	$ 101.3	$ 118.5	$ 106.5
As Adjusted [1] - Per Diluted Share	*$ (1.08)*	*$ (1.39)*	*$ 1.52*	*$ 1.78*	*$ 1.60*

[1] As Adjusted is a non-GAAP measure, which is comprised by excluding impact of purchase accounting in 2020 and 2021 and including historical results of Kemper and AAC in periods prior to acquisition date of April 1, 2021.

KEMPER
Earnings Call Presentation – 3Q 2021 | 27

Non-GAAP Financial Measures

As Adjusted for Acquisition – Continued

Specialty P&C Insurance Segment

($ in millions)

	Three Months Ended						
	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20
Earned Premiums							
Kemper Specialty P&C - GAAP As Reported	$ 1,028.3	$ 1,010.3	$ 877.6	$ 882.4	$ 871.4	$ 759.0	$ 822.5
AAC - Prior to Acquisition	-	-	87.9	91.2	92.6	92.0	90.3
As Adjusted [1]	$ 1,028.3	$ 1,010.3	$ 965.5	$ 973.6	$ 964.0	$ 851.0	$ 912.8
Current Year Non-CAT Losses and LAE							
Kemper Specialty P&C - GAAP As Reported	$ 924.4	$ 877.4	$ 650.0	$ 626.2	$ 589.0	$ 515.8	$ 619.8
AAC - Prior to Acquisition	-	-	62.0	62.4	62.6	62.2	62.6
Less: Impact of Purchase Accounting							
Amortization of Fair Value Adjustment to Unpaid Loss and LAE	0.3	0.3	0.4	0.4	0.3	0.8	0.7
As Adjusted [1]	$ 924.1	$ 877.1	$ 711.6	$ 688.2	$ 651.3	$ 577.2	$ 681.7
Insurance Expenses							
Kemper Specialty P&C - GAAP As Reported	$ 194.2	$ 205.6	$ 170.3	$ 179.1	$ 159.5	$ 161.2	$ 152.1
AAC - Prior to Acquisition	-	-	13.1	17.2	18.3	19.7	15.4
Less: Impact of Purchase Accounting	8.6	12.9	2.3	4.1	4.2	4.5	5.2
As Adjusted [1]	$ 185.6	$ 192.7	$ 181.1	$ 192.2	$ 173.6	$ 176.4	$ 162.3
As Adjusted [1] Underlying Combined Ratio							
As Adjusted [1] Underlying Loss & LAE Ratio	89.9%	86.8%	73.7%	70.7%	67.6%	67.8%	74.7%
As Adjusted [1] Expense Ratio	18.0%	19.2%	18.8%	19.7%	18.0%	20.7%	17.8%
As Adjusted [1] Underlying Combined Ratio	107.9%	105.9%	92.5%	90.4%	85.6%	88.6%	92.5%

[1] As Adjusted is a non-GAAP measure, which is comprised by excluding impact of purchase accounting in 2020 and 2021 and including historical results of Kemper and AAC in periods prior to acquisition date of April 1, 2021.

KEMPER
Earnings Call Presentation – 3Q 2021
28

Non-GAAP Financial Measures

As Adjusted for Acquisition – Continued

Specialty Personal Automobile Insurance

($ in millions)

	Three Months Ended				
	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20
Earned Premiums					
Kemper Specialty P&C - GAAP As Reported	$ 920.6	$ 909.6	$ 785.4	$ 796.1	$ 792.2
AAC - Prior to Acquisition	-	-	87.9	91.2	92.6
As Adjusted [1]	$ 920.6	$ 909.6	$ 873.3	$ 887.3	$ 884.8
Current Year Non-CAT Losses and LAE					
Kemper Specialty P&C - GAAP As Reported	$ 843.9	$ 805.1	$ 586.4	$ 569.1	$ 543.4
AAC - Prior to Acquisition	-	-	62.0	62.4	62.6
Less: Impact of Purchase Accounting					
Amortization of Fair Value Adjustment to Unpaid Loss and LAE	0.3	0.2	0.3	0.3	0.2
As Adjusted [1]	$ 843.6	$ 804.9	$ 648.1	$ 631.2	$ 605.8
Insurance Expenses					
Kemper Specialty P&C - GAAP As Reported	$ 176.0	$ 187.7	$ 155.3	$ 162.8	$ 145.6
AAC - Prior to Acquisition	-	-	13.1	17.2	18.3
Less: Impact of Purchase Accounting	8.1	12.4	1.8	3.3	3.2
As Adjusted [1]	$ 167.9	$ 175.3	$ 166.6	$ 176.7	$ 160.7
As Adjusted [1] Underlying Combined Ratio					
As Adjusted [1] Underlying Loss & LAE Ratio	91.6%	88.5%	74.2%	71.1%	68.5%
As Adjusted [1] Expense Ratio	18.2%	19.3%	19.1%	19.9%	18.2%
As Adjusted [1] Underlying Combined Ratio	109.9%	107.8%	93.3%	91.1%	86.6%

[1] *As Adjusted is a non-GAAP measure, which is comprised by excluding impact of purchase accounting in 2020 and 2021 and including historical results of Kemper and AAC in periods prior to acquisition date of April 1, 2021.*

KEMPER
Earnings Call Presentation – 3Q 2021
29